Exhibit 21
Subsidiaries of Registrant

Name	Percentage Ownership	State of Organization
Ampere Solar Manager IV, LLC	100%	Delaware
Ampere Solar Owner 1, LLC	100%	Delaware
Ampere Solar Owner IV, LLC	100%	Delaware
Kilowatt OBS Owner 1, LLC	100%	Delaware
KWS Solar Term Borrower 1, LLC	100%	Delaware
KWS Solar Term Borrower 2, LLC	100%	Delaware
KWS Solar Term Borrower 3, LLC	100%	Delaware
KWS Solar Term Parent 1, LLC	100%	Delaware
KWS Solar Term Parent 2, LLC	100%	Delaware
KWS Solar Term Parent 3, LLC	100%	Delaware
ORE F4 HoldCo, LLC	100%	Delaware
ORE F4 ProjectCo, LLC	100%	Delaware
ORE F5A Holdco, LLC	100%	Delaware
ORE F5A ProjectCo, LLC	100%	Delaware
ORE F6 HoldCo, LLC	100%	Delaware
ORE F6 ProjectCo, LLC	100%	Delaware
SET Borrower 2024, LLC ("Borrower")	100%	Delaware
Solar Service Experts, LLC (dba Spruce Power)	100%	Delaware
Spruce ABS, LLC	100%	Delaware
Spruce Asset Management, LLC	100%	Delaware
Spruce Capital & Trading, LLC	100%	Delaware
Spruce Fleet, LLC	100%	Delaware
Spruce Holding Company 1, LLC	100%	Delaware
Spruce Holding Company 2, LLC	100%	Delaware
Spruce Holding Company 3, LLC	100%	Delaware
Spruce Home 2, LLC	100%	Delaware
Spruce IP Properties, LLC	100%	Delaware
Spruce Lending, Inc.	100%	Delaware
Spruce Manager Holding 2 NYGB, LLC	100%	Delaware
Spruce Manager, LLC	100%	Delaware
Spruce Maple, LLC	100%	Delaware
Spruce Market, LLC	100%	Delaware
Spruce MH Owner 2 NYGB, LLC	100%	Delaware
Spruce NYGB Borrower, LLC	100%	Delaware
Spruce NYGB Pledgor, LLC	100%	Delaware
Spruce Power 1, LLC	100%	Delaware
Spruce Power 2, LLC	100%	Delaware
Spruce Power 3 HoldCo, LLC	100%	Delaware
Spruce Power 3, LLC	100%	Delaware
Spruce Power 4 HoldCo, LLC	100%	Delaware
Spruce Power 4, LLC	100%	Delaware
Spruce Power 5 HoldCo, LLC	100%	Delaware
Spruce Power 5, LLC	100%	Delaware
Spruce Power 5 Borrower 2024 LLC	100%	Delaware
Spruce Power Holdings, LLC	100%	Delaware
Spruce Power Pledgor, LLC	100%	Delaware

Spruce PV - OBS Systems, LLC	100%	Delaware
Spruce Sequoia, LLC	100%	Delaware
Spruce Servicing, LLC	100%	Delaware
Spruce Storage, LLC	100%	Delaware
SS Holdings 2017, LLC	100%	Delaware
Sungevity Greenwich Lessor, LLC	100%	Delaware
SunServe Residential Solar I, LLC	100%	Delaware
SunStreet Energy Master Tenant Holdings, LLC ("SEMTH" or "FinCo")	100%	Delaware
Sunstreet Energy Tenant, LLC ("SET" or "Tenant")	100%	Delaware
Volta Manager Holding II, LLC	100%	Delaware
Volta Solar Manager II, LLC	100%	Delaware
Volta Solar Owner II, LLC	100%	Delaware
XL Hybrids, Inc.	100%	Delaware